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                                                                   EXHIBIT 10(j)

                              MANAGEMENT AGREEMENT

         THIS MANAGEMENT AGREEMENT (this "Agreement") is made as of this 16th day of June, 2000, between KOGER EQUITY, INC., a Florida corporation (the "Manager") and CROCKER REALTY TRUST, L.P., a Delaware limited partnership (the "Owner").

                                   WITNESSETH:

         WHEREAS, Owner and its affiliates are the owners of those certain properties more particularly described on Exhibit "A" (each, a "Property," and together, the "Properties");

         WHEREAS, certain of the Properties are managed by independent management companies and three of the properties located in Charlotte, North Carolina are managed by Manager, all pursuant to management agreements between Owner and such independent management companies and Manager (such management agreements, the "Property Management Agreements");

         WHEREAS, the Properties which are not managed by independent management companies and Manager are managed by personnel employed by Owner's affiliate, Crocker & Associates, L.P., which also employs various accounting and administrative personnel which provide accounting and other services to the Properties and Owner (such personnel, "Owner's Personnel");

         WHEREAS, Manager is an experienced real estate manager; and

         WHEREAS, Owner desires to retain Manager as the manager of various aspects of its business.

         NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, Manager and Owner hereby agree as follows:

1. Retention of Manager. Owner hereby retains Manager for the purpose of providing management services, which services shall include, without limitation,
(i) acting as Owner's representative in connection with the negotiation, administration and monitoring of the Property Management Agreements, (ii) assisting Owner with the review, approval and monitoring of business plans, budgets and monthly management reports, (iii) providing senior level management for the supervision and oversight of Owner's Personnel in the management and operation of the Owner's business, (iv) assisting Owner in hiring, terminating and making other personnel decisions regarding Owner's senior property, accounting and administration managers and consulting with such managers regarding personnel decisions relating to their subordinates and the management and operation of the Owner's business, (v) supervising Owner's senior property managers in the negotiation of, and reviewing and approving, leases and other agreements related to the Properties to the extent that Owner's senior property managers have historically performed such services with respect to the Properties, (vi) supervising Owner's senior accounting personnel in the performance of Owner's accounting function, which functions



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may include but are not limited to the preparation of, and reviewing and approving, financial analysis and reports and tax returns, (vii) supervising Owner's senior administrative personnel in administering Owner's insurance program and loan agreements, (viii) reporting to, and consulting with, the officers of Owner regarding the performance of the Properties, (ix) assisting Owner in the sale of the Properties as herein provided and (x) performing such other management, supervisory and oversight functions as the parties may agree from time to time (collectively, the "Services"). Manager acknowledges that Owner is in the process of selling the Properties and liquidating its business. Owner shall have the primary responsibility for such sale, including but not limited to the preparation of sales materials and financial analysis. Manager shall assist Owner in such process by consulting with Owner regarding financial analysis and providing Owner with information regarding the Properties. The Manger shall not, however, be responsible for the preparation and distribution of marketing materials, for on-going follow-up with principals and brokers interested in obtaining additional information about or touring the properties, for the receipt and negotiation of offers to purchase any or all of the properties or for coordinating the final due diligence and closing process with respect to the asset sales.

         2. Compensation. In consideration for the provision of the Services, Owner agrees to pay Manager (i) an annual fee equal to .1% of the value of the Properties as provided on Exhibit "A" hereto (the "Asset Value") for the first year of the Term, (ii) an annual fee equal to .125% of the Asset Value for the second year of the Term, (iii) an annual fee equal to .1875% of the Asset Value for the third year of the Term and (iv) an annual fee equal to
 .25% of the Asset Value for the fourth and each subsequent year of the Term (as applicable, the "Management Fee"); provided, however, in no event shall the Management Fee be less than $8,333.33 per month (the "Minimum Fee"). In addition Owner shall promptly reimburse Manager for third party expenses incurred by Manager in the performance of the Services. The Management Fee shall be payable on a monthly basis in arrears on or before the tenth (10th) day of each month and shall be prorated for partial months or years, as applicable. If any of the Properties are sold, the Management Fee will be adjusted according to the values set forth on said Exhibit "A" commencing on the date of such sale.

         3. Authority. Owner hereby grants Manager the power and authority for Manager to carry out Manager's duties under this Agreement, including, without limitation, to expend funds, and incur obligations, on behalf of Owner as required in connection with the performance by Manager of its duties hereunder. Notwithstanding the foregoing, Manager is subject to Owner's supervision and agrees to consult with Owner in connection with significant policy decisions for the Properties.

         4.       Insurance.

                  4.1 Manager's Insurance. Manager shall maintain, at Owner's expense, errors and omissions insurance coverage in an amount not less than One Million Dollars ($1,000,000) (with deductibles, if applicable, in amounts reasonably acceptable to Manager and Owner) as well as a fidelity bond in an amount not less than Five Hundred Thousand Dollars ($500,000) (with a surety company reasonably acceptable to Manager and Owner) at all times during the


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Term. Said policy and bond shall name Owner as an additional insured, if applicable, and provide that Owner be given not less than thirty (30) days' advance notice of any proposed cancellation, non-renewal or material change of the same.

                  4.2 Owner's Insurance. All liability insurance policies maintained by Owner shall name Manager as an additional insured and shall provide that Manager be given not less than thirty (30) days' advance notice of any proposed cancellation, non-renewal or material change of the same.

                  4.3 Waiver of Subrogation. All policies of insurance maintained by Owner and Manager shall include a waiver of subrogation in favor of the other party and shall contain a provision to the effect that such insurance shall not be invalidated or limited if any one or more of the insureds thereunder waive any or all claims for recovery from the other insured thereunder to the extent of any recovery collected; and, in addition to any other limitation of liability expressly set forth in this Agreement, so long as such provision is in effect, Manager and Owner hereby waive all claims for recovery from the other parties for any loss or damage insured under such policies to the extent of any recovery collected by Manager or Owner under such policies for such loss or damage.

         5.       Term and Termination.

                  5.1 Duration. This Agreement shall commence on the date hereof and continue unless terminated by either party: (i) by ninety (90) days prior written notice or (ii) otherwise as set forth in this Section 5. The period during which this Agreement is in effect is referred to hereafter as the "Term".

                  5.2 Termination by Owner. Owner may terminate this Agreement after the occurrence of any of the following (each a "Owner Termination Event"):

                           5.2.1 Transfer of Properties. The transfer (directly or indirectly) to any person or entity other than an Affiliate of Owner, including, without limitation, a sale of all or substantially all of the partnership interests in Owner, of all or a portion of the Properties; provided, however, if such transfer relates to a portion of the Properties, this Agreement shall only be terminated with respect to such portion.

                           5.2.2 Bankruptcy Event. The occurrence of any Bankruptcy Event with respect to the Manager.

                           5.2.3    Discontinuance. Owner permanently
         discontinues the operation of all or a portion of the Properties whether on account of damage to or destruction of the Properties, a taking by (or sale under threat of) eminent domain of a substantial part of the Properties or otherwise; provided, however, if such discontinuance relates to a portion of the Properties, this Agreement shall only be terminated with respect to such portion.

                           5.2.4 For "Cause". The occurrence of a fraudulent act by Manager, Manager's misappropriation of funds or the occurrence of any act or omission which constitutes gross negligence or willful misconduct by Manager.

                  5.3 Termination by Manager. Manager may terminate this Agreement after the occurrence of any of the following (each a "Manager Termination Event"):

                           5.3.1 Bankruptcy Event. The occurrence of any Bankruptcy Event with respect to the Owner.


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                           5.3.2.   Failure to Pay. The failure by Owner to pay
         any amount due hereunder when due, provided Manager has provided Owner with five (5) days written notice of such failure.

                           5.3.3 For "Cause". The occurrence of a fraudulent act by Owner or the occurrence of any act or omission which constitutes gross negligence or willful misconduct by Owner.

                  5.4. Effect of Termination. Upon the expiration or earlier termination of this Agreement, Manager shall deliver to Owner all books, records and materials related to the Properties (provided, however, that Manager shall be entitled to retain such copies thereof as Manager deems appropriate) and Owner and Manager shall account to each other with respect to all matters outstanding and all sums owing each other as of the effective date of termination.

         6.       Indemnification.

                  6.1. Owner Indemnification. Owner agrees to indemnify Manager against liabilities, losses, interest, damages (excluding consequential or punitive damages), costs or expenses (including, without limitation, reasonable attorneys' fees, whether suit is instituted or not, and if instituted, whether incurred at any trial or appellate level or post judgment) threatened or assessed against, levied upon, or collected from Manager, arising out of, from, or in any way related to Manager's performance of its duties under this Agreement if such liabilities, losses, interest, damages, costs or expenses were not the result of Manager's negligence, gross negligence or willful misconduct and if Manager, in good faith, believed that the course of conduct which caused the liabilities, losses, interest, damages, costs or expenses was, at the time of such conduct, in the best interests of the Owner.

                  6.2. Manager Indemnification. Manager agrees to indemnify and hold the Owner harmless from all liabilities, losses, interest, damages (excluding consequential or punitive damages), costs or expenses (including, without limitation, reasonable attorneys' fees, whether suit is instituted or not and if instituted, whether incurred at any trial or appellate level), threatened or assessed against, levied upon, or collected from, the Owner arising from the negligence, gross negligence or willful misconduct of Manager or any of the agents or employees of Manager. Notwithstanding the foregoing, Manager shall not be required to indemnify the Owner with respect to any liability, loss, damage, cost or expense to the extent that the same may be covered by proceeds of insurance maintained on the Properties by the Owner.

                  6.3. Indemnification Procedures. A party's duty to indemnify pursuant to the provision of this Section 6 shall be conditioned upon the giving of notice by such party of any suit or proceeding and upon the indemnifying party being permitted to assume in conjunction with the indemnitor, the defense of any such action, suit or proceeding.

         7.       Miscellaneous.


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                  7.1.     No Joint Venture. Manager shall not be deemed to be a
partner or a joint venturer with the Owner, nor shall Manager have any obligation or liability, in tort or in contract, with respect to the Properties, either by virtue of this Agreement or otherwise.

                  7.2. Assignment. Neither the Owner nor Manager may assign this Agreement without the prior written consent of the other unless such assignment is to an Affiliate thereof with the capacity to carry out the terms of this Agreement.

                  7.3. Severability. If any provision of this Agreement, or the application of such provision to any person or circumstances, shall be held invalid, the remainder of the Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

                  7.4. Successors. Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

                  7.5. Pronouns. Whenever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

                  7.6. Captions Not Part of Agreement. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provisions hereof.

                  7.7. Entire Agreement and Amendment. This Agreement constitutes the entire Agreement between the parties. The parties hereto may amend this Agreement at any time during the term of this Agreement, but no amendment shall be effective unless it is in writing by the parties hereto.

                  7.8. Attorneys' Fees. If any party commences an action against the other party to interpret or enforce any of the terms of this Agreement or as the result of a breach by the other party of any terms hereof, the losing (or defaulting) party shall pay to the prevailing party all reasonable attorneys' fees, costs and expenses incurred in connection with the prosecution or defense of such action, including those incurred in any appellate proceedings, and whether or not the action is prosecuted to a final judgment.

                  7.9. Further Assurances. Each party agrees to execute and deliver any and all additional instruments and documents and do any and all acts and things as may be necessary or expedient to more fully effectuate this Agreement and carry on the business contemplated hereunder.

                  7.10. Equitable Remedies. In the event of a breach or threatened breach of this Agreement by any party, the remedy at law in favor of the other party may be inadequate and such other party, in addition to any and all other rights which may be available, shall accordingly


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have the right of specific performance in the event of any breach, or injunction in the event of any threatened breach of this Agreement by any party.

                  7.11. Force Majeure. Inability of either party to commence or complete its obligations hereunder by the dates herein required resulting from delays caused by strikes, picketing, acts of God, war, emergencies, shortages or unavailability of materials or other causes beyond either party's reasonable control which shall have been timely communicated to the other party, shall extend the period for the performance of the obligations for the period equal to the period(s) of any such delay(s).

                  7.12. Third Party Rights. The provisions of this Agreement are for the exclusive benefit of the parties to this Agreement and no other party (including without limitation, any creditor of the Owner or Manager) shall have any right or claim against the Owner by reason of those provisions or be entitled to enforce any of those provisions against the Owner or Manager.

                  7.13. Survival. All covenants, agreements, representations and warranties made herein or otherwise made in writing by any party pursuant hereto shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                  7.14. Remedies Cumulative. The rights and remedies given in this Agreement and by law to a non-defaulting party shall be deemed cumulative, and the exercise of one of such remedies shall not operate to bar the exercise of any other rights and remedies reserved to a non-defaulting party under the provisions of this Agreement or given to a non-defaulting party by law.

                  7.15. No Waiver. One or more waivers of the breach of any provision of this Agreement by any party shall not be construed as a waiver of a subsequent breach of the same or any other provision, nor shall any delay or omission by a non-defaulting party to seek a remedy for any breach of this Agreement or to exercise the rights accruing to a non-defaulting party of its remedies and rights with respect to such breach.

                  7.16. Construction. This Agreement shall be interpreted without regard to any presumption or rule requiring construction against the party causing this Agreement to be drafted.

                  7.17. Notice. All notices, requests, consents, and other communications required or permitted under this Agreement shall be in writing (including telex and telegraphic communication) and shall be (as elected by the person giving such notice) telecommunicated, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:


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                  If to Manager:

                  Koger Equity, Inc.

                  ------------------------------

                  ------------------------------

                  Attention:
                             -------------------
                  Telecopy No.
                              ------------------
                  Confirmation No.
                                   -------------

                  If to Owner:

                  Crocker Realty Trust, L.P.

                  ------------------------------

                  ------------------------------

                  Attention:
                             -------------------
                  Telecopy No.
                              ------------------
                  Confirmation No.
                                   -------------

                  Each such notice shall be deemed delivered (a) on the date telecommunicated if by telegraph, (b) on the date of transmission with confirmed answer back by telex, and (c) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

                  7.18. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one and the same instrument.

                  7.19. Governing Law. The nature, validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida.

                  7.20.    Definitions.

                           7.20.1 "Affiliate" shall mean an entity, directly or indirectly, controlling, controlled by or under common control with such other entity. The term "control" as used in the immediately preceding sentence, shall mean, with respect to any entity, the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or business of the controlled entity, including, but not limited to, with respect to a corporation, ownership of fifty percent (50%) or more of the outstanding shares thereof or the option to acquire such ownership.

                           7.20.2 "Bankruptcy Event" means the commencement or occurrence of any of the following: (a) a case under Title 11 of the U.S. Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or other similar law, (b) the appointment of (or a proceeding to appoint) a trustee or receiver of any property interest, (c) an attachment, execution or other judicial seizure of (or a proceeding to attach, execute or seize) a substantial property interest, (d) an assignment


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         for the benefit of creditors, (e) the taking of, failure to take, or submission to any action indicating (after reasonable investigation) an inability to meet its financial obligations as they accrue or (f) a dissolution or liquidation; provided, however, that the events described in subsections (a), (b) or (c) shall not be included if the same are (i) involuntary and not at any time consented to, (ii) contested within thirty (30) days of commencement and thereafter diligently and continuously contested and (iii) dismissed or set aside, as the case may be, within ninety (90) days of commencement.


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         IN WITNESS WHEREOF, the parties have executed this agreement on the date and year mentioned above.

                     OWNER:

                     CROCKER REALTY TRUST, L.P.

                     By:   CRT-GP, LLC, its general partner

                           By:      Crocker Operating Partnership, L.P.,
                                    its member

                                    By:      Crocker Realty Trust Inc., its
                                             general partner

                                             By:    /s/ Richard S. Ackerman
                                                --------------------------------
                                             Name:  Richard S. Ackerman
                                                  ------------------------------
                                             Title: President
                                                   -----------------------------


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                     MANAGER:

                     KOGER EQUITY, INC., a Florida corporation


                     By:                /s/ Thomas J. Crocker
                          ------------------------------------------------------
                     Name:              Thomas J. Crocker
                            ----------------------------------------------------
                     Title:             Chief Executive Officer
                           -----------------------------------------------------


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